SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549


                                FORM 8-K


                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


             Date of Report (Date of earliest event reported):
                            February 21, 1997


                    UNION SQUARE HOTEL PARTNERS, L.P.
          -----------------------------------------------------
          (Exact name of registrant as specified in its charter)


           Delaware                 33-6678              13-3389008
----------------------------    ----------------    -------------------
(State or other jurisdiction    (Commission File     (I.R.S. Employer
       or incorporation)            Number)         Identification No.)


     3 World Financial Center, 29th Floor, New York, NY  10285
                         Attn:  Andre Anderson
     -----------------------------------------------------------
     (Address of principal executive offices)         (zip code)


                              (212) 526-3237
         ----------------------------------------------------
         (Registrant's telephone number, including area code)


                             Not Applicable
     -------------------------------------------------------------
     (Former name or former address, if changed since last report)


     ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

          On February 21, 1997, Union Square Hotel Partners, L.P., a Delaware limited partnership ("Union Square"), consummated the previously announced sale of its principal asset (the "Sale"), the real property and the related improvements and personalty located at 345 Stockton Street, San Francisco, California, commonly known as the "Grand Hyatt San Francisco" (collectively, the "Hotel"), to Grand Hyatt SF General Partnership, a Delaware general partnership ("Buyer"). The Sale was accomplished pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions (the "Purchase Agreement"), dated as of November 4, 1996, between Union Square and HT-Hotel Equities, Inc., a Delaware corporation ("HT-Hyatt"). HT-Hyatt assigned the Purchase Agreement to Buyer prior to the consummation of the Sale. HT-Hyatt and Buyer are both affiliates of California Hyatt Corporation, the current operator of the Hotel, and neither is affiliated with Union Square or any of Union Square's affiliates. Pursuant to the Purchase Agreement, the Hotel was sold for (i) $126,900,000 in cash and (ii) the assumption by Buyer of Union Square's outstanding nonrecourse indebtedness in favor of Hyatt Corporation, which indebtedness was secured by a third deed of trust on the Hotel in the approximate amount of $3,900,000. A copy of the Purchase Agreement is attached as an annex to Union Square's Proxy Statement, dated January 10, 1997, as supplemented on February 3, 1997 (the "Proxy Statement"), and is incorporated herein by reference. Union Square used a portion of the proceeds from the Sale to (i) repay in full a first deed of trust note in the approximate amount of $87,000,000 held by the Bank of Nova Scotia and secured by a first deed of trust on the Hotel and (ii) pay $30,250,000 to Capital Growth Mortgage Investors, L.P. ("Capital Growth") pursuant to the terms of the Allocation and Release Agreement described in the Proxy Statement.

               As described in the Proxy Statement, certain litigation (the "Cal Kan Litigation") was commenced on January 24, 1997 against Union Square, the general partner of Union Square, Capital Growth, the general partner of Capital Growth, and others, challenging the allocation of certain proceeds from the Sale. To minimize the risk that the Cal Kan Litigation might delay or otherwise impair the Sale, Union Square and Capital
     Growth entered into a Non-Distribution and Security Agreement, dated as of February 21, 1997 (together with related documents, the "Non-Distribution Agreement"), pursuant to which approximately $6,900,000 of the proceeds from the Sale was deposited in a restricted bank account (the "Blocked Account") with a nationally recognized commercial bank. The terms of the Blocked Account generally prohibit the release of funds therefrom on or before April 21, 1997 (which may be extended). In addition, Union Square granted Capital Growth a security interest in the Blocked Account until April 21, 1997 (which may be extended), to secure certain of Union Square's obligations to Capital Growth, some of which may be affected by the Cal Kan Litigation. Union Square will receive the funds held therein, free from Capital Growth's security interest in such funds, upon expiration or termination of the Non-Distribution Agreement. Union Square is continuing its efforts to resolve the Cal Kan Litigation.

     ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND
               EXHIBITS.

          (b) The following unaudited pro forma financial information gives effect to the Sale. The pro forma financial information is presented for illustrative purposes only, and therefore is not necessarily indicative of the operating results and financial position that might have been achieved had the Sale occurred as of an earlier date, nor is it necessarily indicative of operating results and financial position which may occur in the future. A pro forma unaudited balance sheet is provided as of September 30, 1996, giving effect to the Sale as though it had been consummated on that date. As a result of the Cal Kan Litigation and the Non-Distribution Agreement described above, substantial uncertainty exists as to the amount and timing of any distributions to partners of Union Square. THE PRO FORMA FINANCIAL INFORMATION SET FORTH HEREIN DOES NOT GIVE EFFECT TO ANY AMOUNTS WHICH MIGHT BE PAYABLE IN CONNECTION WITH THE CAL KAN LITIGATION OR ANY OTHER CLAIM WHICH MAY ARISE.


                            UNION SQUARE HOTEL PARTNERS, L.P.

                                 PRO FORMA BALANCE SHEET
                                AS OF SEPTEMBER 30, 1996
                                       (UNAUDITED)

                                        Sept. 30, 1996      Pro  Forma      Sept 30, 1996
                                          (Unaudited)      Adjustments      (adjusted)(f)
                                        --------------     -----------      -------------
 ASSETS
 Property held for disposition . . . .  $ 96,076,204    $ (96,076,204)(a)   $          0
 Cash and cash equivalents . . . . . .     3,469,909      124,486,000 (a)
                                                         (119,700,000)(b)
                                                            1,977,749 (e)     10,233,658
 Replacement reserve receivable  . . .       903,639         (903,639)(e)              0
 Rent Receivable . . . . . . . . . . .     1,074,110       (1,074,110)(e)              0
 Deferred charges, net of
   accumulated amortization of
   $4,195,084 in 1996 and
   $3,849,203 in 1995. . . . . . . . .       400,946         (251,245)(a)
                                                             (149,701)(d)              0
                                        ------------    -------------       ------------
 TOTAL ASSETS  . . . . . . . . . . . .  $101,924,808    $ (91,691,150)      $ 10,233,658

 LIABILITIES AND PARTNERS'
 CAPITAL/(DEFICIT)
 Liabilities:
   Accounts payable and accrued
     expenses  . . . . . . . . . . . .  $     42,720                        $     42,720
   Due to affiliates . . . . . . . . .        24,133                              24,133
   Mortgage loan payable . . . . . . .    70,000,000      (70,000,000)(b)              0
   Accrued interest  . . . . . . . . .    12,560,535      (10,027,930)(b)
                                                           (2,532,605)(c)              0
   Deferred interest . . . . . . . . .     9,672,070       (9,672,070)(b)              0
   Notes and loans -- affiliate. . . .    56,484,017      (30,000,000)(b)
                                                          (26,484,017)(c)              0
   Loan payable -- Hyatt . . . . . . .     3,772,578       (3,772,578)(a)              0
                                        ------------    -------------       ------------
      Total liabilities  . . . . . . .  $152,556,053    $(152,489,200)      $     66,853
 Partners' Capital/(Deficit):
   General Partner . . . . . . . . . .  $ (1,189,532)   $     319,311 (a)
                                                              973,386 (c)
                                                               (1,497)(d)        101,668
   Limited Partners  . . . . . . . . .   (49,441,713)      31,611,818 (a)
                                                           28,043,236 (c)
                                                             (148,204)(d)     10,065,137
                                        ------------    -------------       ------------
      Total Partners'
      Capital/(Deficit). . . . . . . .  $(50,631,245)   $  60,798,050       $ 10,166,805
                                        ------------    -------------       ------------
 TOTAL LIABILITIES AND PARTNERS'
 CAPITAL/(DEFICIT) . . . . . . . . . .  $101,924,808   $  (91,691,150)      $ 10,233,658


                     UNION SQUARE HOTEL PARTNERS, L.P.

                     NOTES TO PRO FORMA FINANCIAL DATA
                                (UNAUDITED)

               The unaudited pro forma balance sheet as of September 30, 1996 reflects the Sale. The costs to sell the Hotel were estimated by the general partner (the "General Partner") of Union Square and are expected to range between $2.4 and $3.0 million, which amount includes a reserve for closing adjustments. The remaining cash in Union Square, after satisfaction of Union Square liabilities, is assumed to be distributed in accordance with the Second Amended and Restated Agreement of Limited Partnership of Union Square, dated as of September 1, 1986, which states that 99% will be distributed to holders ("Unitholders") of the economic and certain other rights attributable to the limited partnership interests in Union Square and 1% will be distributed to the General Partner, reflecting the General Partner's 1% economic interest in Union Square.

     NOTES TO PRO FORMA ADJUSTMENTS:

     (a) To record the sale of the Hotel reflecting the removal of the property held for disposition and related deferred charges, the receipt of net sale proceeds, the assumption of the loan payable to Hyatt and the allocation of the gain to the General Partners and Unitholders as follows:

             Sale price  . . . . . . . . . . . . . . . .  $126,900,000
             Estimated closing costs . . . . . . . . . .     2,414,000
                                                          ------------
             Net cash proceeds . . . . . . . . . . . . .   124,486,000
             Assumption of loan payable to Hyatt . . . .     3,772,578
             Net sales proceeds  . . . . . . . . . . . .   128,258,578
             Property held for disposition . . . . . . .   (96,076,204)
             Deferred charges  . . . . . . . . . . . . .      (251,245)
                                                          ------------
             Gain on sale  . . . . . . . . . . . . . . .  $ 31,931,129
                                                          ============
             Allocated as follows:
             Unitholders . . . . . . . . . . . . . . . .  $ 31,611,818
             General Partner . . . . . . . . . . . . . .       319,311
                                                          ------------
                                                          $ 31,931,129
                                                          ============

     (b) To reflect the payment of the mortgage indebtedness, pursuant to the agreements discussed herein, as follows:

             Mortgage loan payable . . . . . . . . . . .  $ 70,000,000
             Accrued interest  . . . . . . . . . . . . .    10,027,930
             Deferred interest . . . . . . . . . . . . .     9,672,070
             Notes and loans -- affiliate. . . . . . . .    30,000,000
                                                          ------------
                                                          $119,700,000

     (c) To reflect the debt forgiveness and related allocation to the General Partner and Unitholders as follows:

             Notes and loans -- affiliate. . . . . . . .  $ 26,484,017
             Accrued interest  . . . . . . . . . . . . .     2,532,605
                                                          ------------
                                                          $ 29,016,622
                                                          ============
             Allocated as follows:
             Unitholders . . . . . . . . . . . . . . . .  $ 28,043,236
             General Partner . . . . . . . . . . . . . .       973,386
                                                          ------------
                                                          $ 29,016,622
                                                          ============

     (d) To reflect the write-off of deferred charges associated with the mortgages, notes and loans totalling $149,701 and the related allocation to the General Partner and Unitholders as follows:

             Unitholders . . . . . . . . . . . . . . . .  $    148,204
             General Partner . . . . . . . . . . . . . .         1,497
                                                          ------------
                                                          $    149,701
                                                          ============

     (e) To reflect the collection of the rent receivable and the receipt of Union Square's portion of the replacement reserve from Hyatt.

     (f) The remaining cash, net of accounts payable and accrued expenses and due to affiliates, will be distributed to the General Partner and Unitholders in accordance with the ending capital balances.



          (c)  Exhibits.

     Exhibit
     Number         Description

     10.1 Purchase and Sale Agreement and Joint Escrow Instructions, dated as of November 4, 1996, between Union Square and Buyer, incorporated by reference from Union Square's Schedule 14A filed with the Securities and Exchange Commission on November 27, 1996.


                                 SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   UNION SQUARE HOTEL PARTNERS, L.P.

                                   By:  UNION SQUARE/GP CORP.

     Date:  February 27, 1997      By:  /s/ Jeffrey C. Carter
                                      -------------------------------
                                      Name:   Jeffrey C. Carter
                                      Title:  President, Director and
                                              Chief Financial Officer